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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): May 4, 2007



                               SPEECHSWITCH, INC.
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             (Exact name of registrant as specified in its chapter)




 NEW JERSEY                        333-120507                    20-1862816
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 (State of                        (Commission                 (I.R.S. Employer
organization)                     File Number)               Identification No.)



     750 HIGHWAY 34, MATAWAN, NJ                                    07747
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: (732) 441-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On May 4, 2007, the Company executed an Investor Relations Agreement by and between the Company and StoneRidge Capital, LLC, d/b/a UpTick ("UpTick"). Under the terms of the sixty (60) day agreement, UpTick will receive compensation equal to a cash payment of $2,500 and the issuance to UpTick's designees of 7 million unregistered shares of the Company's Class A Common Stock, no par value per share, (the "Shares"). On the date of the Investors Relations Agreement, the Shares were valued at $.003 per share, for a total value of $21,000.

SECTION 3 - SECURITIES AND TRADING MARKETS
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     See Item 1.01 regarding the issuance of Class A Common Stock, no par value per share. We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which covers "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.


(d)   Exhibits

        10.1 Investor Relations Agreement dated May 4, 2007 by and between the Company and StoneRidge Capital, LLC, d/b/a UpTick ("UpTick").



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEECHSWITCH, INC.

Date: May 16, 2007                     By: /s/ Bruce Knef
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                                           Bruce Knef
                                           President and Chief Executive Officer


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                                INDEX OF EXHIBITS

  10.1 Investor Relations Agreement dated May 4, 2007 by and between the Company and StoneRidge Capital, LLC, d/b/a UpTick ("UpTick").